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                                                                 Exhibit 3.1 (b)

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ABANCO INCORPORATED

                                      UNDER

                   SECTION 402 OF THE BUSINESS CORPORATION LAW

            The undersigned, being a natural person of at least 21 years of age and acting as the Incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

            FIRST: The name of the corporation is Abanco Incorporated.

            SECOND: The purposes of the corporation are as follows:

            To engage in and carry on the business of engraving, lithographing, and printing banknotes, bonus, certificates of stock, municipal and other securities, postage stamps and other evidences of value and of general engraving, printing and lithographing; the manufacture of machinery in connection with engraving and printing, either for its own use or for sale, lease or other disposition; the manufacture, production, purchase and sale of and the trafficking in, any and all kinds of papers and other materials which may in any way be utilized in any business of the corporation; to conduct the business of publishers, printers, lithographers, electrotypers, stereotypers, engravers, die-sinkers, stationery manufacturers, bookbinders and ticket and coupon manufacturers and to transact any and all business which may be necessary or proper in the exercise of any of the purposes of the corporation.

            To engage in any manufacturing, mercantile or trading business, domestic or foreign, of any kind or character whatever, and to do all things incidental to such business.

            To apply for, obtain, register, purchase, lease, license or otherwise to acquire and to hold, use, own, operate and introduce, and to sell, assign or otherwise to dispose of, any trademarks, trade names, patents,
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      inventions, improvements and processes used in connection with or secured under letters patent of the United States or of other countries, or otherwise, and to use, exercise, develop, grant licenses in respect of, or otherwise, or otherwise turn to account any such trademarks, patents, licenses, processes and the like, or any such property or rights.

            To purchase or otherwise acquire and to hold, sell, assign or otherwise dispose of the business, good-will, assets, franchises, rights and properties of any individual, firm, partnership, association or corporation, domestic or foreign; engaged in any manufacturing, mercantile or trading business, domestic or foreign, of any kind or character whatever, and to exercise all the rights, powers and privileges of ownership thereof.

            To invest in, purchase or otherwise acquire, and to hold, pledge, mortgage, sell, assign or otherwise dispose of, the stocks, bonds, debentures, notes or other securities of any individual, firm, partnership, association or corporation, domestic or foreign, engaged in any business of any kind of character whatever, and to exercise all the rights, powers and privileges of ownership thereof.

            To issue and to receive from others as consideration, and to purchase and otherwise acquire, the stocks, bonds, securities and obligations of this corporation, or of the vendors, lessors or other parties, as the case may be, and to sell or otherwise dispose of the same, all upon such terms, valuations and conditions as to the Board of Directors may seem advisable.

            To issue bonds, debentures or obligations of the corporation, from time to time, for any of the objects or purposes thereof, and to secure the same by mortgage or mortgagee, or deed or deeds of trust of pledge or lien on any or all of the property, rights, privileges and franchisers of the corporation, whosoever situated, acquired and to be acquired, and to sell or otherwise dispose of any or all of the same, in such manner and upon such terms as the Board of Directors may deem judicious

            The foregoing clauses shall be construed both as objects and purposes, and it is hereby provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.


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            THIRD: The principal office of the corporation is located in the
County of New York, City and State of New York.

            FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 100 shares of Common Stock, par value $5.00 per share.

            FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is American Bank Note Company, 70 Broad Street, New York, New York 10004.

            SIXTH: The duration of the corporation is to be perpetual.

            SEVENTH: The corporation may establish and maintain offices, and conduct its business or any portion thereof, and may own, hold, lease and dispose of such lands and other property as the purposes of the corporation shall require (subject to such limitations as may be prescribed by law), in other States of the United States of America, and in the Territories and the District of Columbia, and in any or all dependencies, colonies or possessions of the United States of America, and in any or all foreign countries.

            EIGHTH: Subject always to By-Laws made by the shareholders, the Board of Directors shall have power to make, amend and repeal the By-Laws of the corporation.


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            The Board of Directors, by resolution adopted by a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, which Committee, to the extent provided in the By-Laws of the corporation, shall have and may exercise all of the delegable powers of the Board of Directors in the management of the business and affairs of the corporation.

            NINTH: The number of directors is to be not less than three (3) nor more than nineteen (19).

            TENTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, security holders, directors, officers, or other personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

Dated:  December 22, 1972

                      /s/ George R. Mahoney, Jr.
                      --------------------------------------
                      George R. Mahoney, Jr., Incorporator
                      Room 3222
                      One Battery Park Plaza
                      New York, New York  10004


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STATE OF NEW YORK       )
                        : ss:
COUNTY OF NEW YORK      )


            On this 22nd day of December, 1972, before me personally came GEORGE
R. MAHONEY, JR., to me known to me to be the person described in and who executed the foregoing certificate, and he duly acknowledged to me that he executed the same.

                        /s/ Paul S. Mazurkewitz
                        -------------------------------------
                                    Notary Public


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ABANCO INCORPORATED

               (Under Section 805 of the Business Corporation Law)

                               ------------------

            Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Eugene Jonas and Annabelle Model, being Vice President and Secretary respectively, of Abanco Incorporated, hereby certify:

            FIRST: The name of the corporation is Abanco Incorporated.

            SECOND: That the Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on the 27th day of December 1972.

            THIRD: That the amendment of the Certificate of Incorporation effected by this Certificate of Amendment is as follows:

            Article FIRST of the Certificate of Incorporation relating to the corporate name of Abanco Incorporated is hereby deleted and amended to read as follows:

            "FIRST": The name of the Corporation is American Bank Note Company."

            FOURTH: That the foregoing amendment of the Certificate of Incorporation was authorized by the vote of the holder of all the outstanding shares at a meeting of such shareholder.

            IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 8th day of February 1973.

                        /s/ Eugene Jones
                        ---------------------------------------
                        Eugene Jones, Vice President

                        /s/ Annabelle Model
                        ---------------------------------------
                        Annabelle Model, Secretary
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STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )

            EUGENE JONAS AND ANNABELLE MODEL, being duly sworn, depose and say that they are the Vice President and Secretary, respectively, of Abanco Incorporated, the corporation mentioned and described in the foregoing instrument, that they have read and signed the same and that the statements contained therein are true.

                              /s/ Eugene Jones
                              ----------------------------
                              Eugene Jonas, Vice President

                              /s/ Annabelle Model
                              ----------------------------
                              Annabelle Model, Secretary

Sworn to before me this 8th day of February, 1973.

/s/ Patrick D. Reddy
-------------------------------
      Notary Public


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